        Exhibit 99.1
Porch Group announces cash investment in HOA, its insurance carrier
SEATTLE, Sept. 27, 2023 (GLOBE NEWSWIRE) – Porch Group, Inc. (“Porch”, “Porch Group” or “the Company”) (NASDAQ: PRCH), a leading vertical software company reinventing the home services and insurance industries, today announced a cash investment of $57 million to its insurance carrier subsidiary, Homeowners of America Insurance Company (“HOA”), in exchange for both a $49 million surplus note from HOA and the acquisition of HOA’s rights to potential claims stemming from the fraud connected to Vesttoo Ltd. (“Vesttoo”) and others. In addition, the Company was appointed to the statutory committee of unsecured creditors in the Chapter 11 bankruptcy of Vesttoo and intends to pursue recovery of funds.
Porch announced on September 5, 2023 that HOA is under supervision by the Texas Department of Insurance (“TDI”) following the release of HOA’s statutory accounts for the quarter ending June 30, 2023. Subsequently, HOA’s rating agency Demotech, Inc. withdrew its financial stability rating. Porch has worked closely with the TDI to restore surplus to an appropriate level. Porch made a $57 million cash investment in HOA to increase surplus, in exchange for i) a $49 million surplus note, with interest and principal payments, and early redemption subject to sufficient capitalization levels at HOA and TDI approval and ii) the purchase of all rights from HOA for potential claims related to the fraud connected to Vesttoo and others. Additionally, HOA will continue to use Porch Group’s captive reinsurer to further support financial strength.
At June 30, 2023, the Company held $358 million of unrestricted cash and investments, including $192 million at HOA, and $166 million in other Porch businesses and corporate. In addition, the Company held $39 million of restricted cash.
HOA remains focused on managing gross written premiums and underwriting actions, such as price increases and non-renewal of higher risk policies.
“This transaction is a credit to the team who worked tirelessly with TDI and others to find a structure which supports HOA and is a good outcome for Porch and our stakeholders now and into the future. We continue to focus on strong and consistent execution of things we can control and are pleased with the progress being made across Porch and what is ahead.” Matt Ehrlichman, Chief Executive Officer.

About Porch Group
Seattle-based Porch Group, Inc., the vertical software and insurance platform for the home, provides software and services to approximately 30,700 home services companies such as home inspectors, mortgage companies and loan officers, title companies, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch Group provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, warranty, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch Group, visit porchgroup.com or porch.com.

Investor Relations Contact:
Lois Perkins, Head of Investor Relations
Porch Group, Inc.
Loisperkins@porch.com

Forward-Looking Statements
Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, assumptions, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or similar expressions.
These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) expansion plans and opportunities, and managing growth, to build a consumer brand; (2) the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes; (3) economic conditions, especially those affecting the housing, insurance, and financial markets; (4) expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability; (5) existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations; (6) the Company’s reinsurance program, which includes the use of a captive reinsurer, the success of which is dependent on a number of factors outside management’s control, along with reliance on reinsurance to protect against loss; (7) the uncertainty and significance of the known and unknown effects on HOA and the Company due to the termination of the reinsurance contract with Aon White Rock following the allegations of fraud against Vesttoo, including, but not limited to, the implications from, and the length of time HOA will be subject to, the TDI's temporary supervision of HOA and Demotech's subsequent withdrawal of HOA's financial stability rating; the outcome of Vesttoo's Chapter 11 bankruptcy proceedings; the Company's ability to successfully pursue claims arising out of the alleged fraud, the costs associated with pursuing the claims, and the timeframe associated with any recoveries; HOA's ability to obtain and maintain adequate reinsurance coverage against excess losses; and HOA's ability to maintain a healthy surplus; (8) uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiatives, including the reciprocal restructuring, and other matters within the purview of insurance regulators; (9) reliance on strategic, proprietary relationships to provide the Company with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers; (10) the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner; (11) changes in capital requirements, and the ability to access capital when needed to provide statutory surplus; (12) the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance; (13) retaining and attracting skilled and experienced employees; (14) costs related to being a public company; and (15) other risks and uncertainties discussed in Part I, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2022, and in Part II, Item 1A, “Risk Factors,” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, as well as those discussed in subsequent reports filed with the Securities and Exchange Commission (“SEC”), all of which are available on the SEC’s website at www.sec.gov.
Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.